Exhibit 99.5

DIRECTOR RESOLUTIONS

OF

DENGFENG GROUP LIMITED.

(the “Company”)

WHEREAS:

A.	Mr. Chan Yit Wai has consented to resign from all positions with the Company, including but not limited to, that of Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director.

B.	Mr. Malik Sherray Lee has consented to act as the new President, CEO, and Chairman of the Board of Directors of the Company.

C.	Mr. Loke Sebastian Mun Foo has consented to act as the CFO, Treasurer and Secretary of the Company.

BE IT RESOLVED THAT:

D.	Mr. Chan Yit Wai has consented to resign from all positions with the Company, including but not limited to, that of Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and Director.

E.	Mr. Malik Sherray Lee has consented to act as the new President, CEO, and Chairman of the Board of Directors of the Company.

F.	Mr. Loke Sebastian Mun Foo has consented to act as the CFO, Treasurer and Secretary of the Company.

Effective date: April 16, 2024

/s/ Chan Yit Wai
Chan Yit Wai

/s/ Malik Sherray Lee
Malik Sherray Lee